Long-term Clinical Data on InspireMD’s CGuard™ Embolic Prevention System to be Presented at Transcatheter Cardiovascular Therapeutics (TCT) Scientific Symposium

Presentations Highlight Potential for CGuard™ to Improve Management of Carotid Artery Disease and Prevent Stroke

BOSTON, MA – October 27, 2016 – InspireMD, Inc. (NYSE MKT: NSPR, NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS), neurovascular devices and thrombus management technologies, today announced that 12-month follow up data from PARADIGM-101, an investigator led clinical trial evaluating the Company’s CGuard™ Embolic Prevention System (EPS), will be discussed in two presentations at the Transcatheter Cardiovascular Therapeutics (TCT) 2016 scientific symposium, taking place October 29 – November 2 in Washington, D.C. at the Walter E. Washington Convention Center.

PARADIGM-101 is a clinical study evaluating the use of CGuard™ EPS in 101 consecutive patients with carotid artery stenosis (CAS). The study included patients with symptoms of CAS as well as asymptomatic patients who had an increased risk of stroke.

Prof. Piotr Musialek, MD, DPhil, FESC, from the Jagiellonian University Department of Cardiac & Vascular Diseases, will deliver an oral presentation titled “Twelve-month Safety and Efficacy of CGuard™ Micronet-Covered Embolic Prevention Stent System Routine Use to Perform Carotid Revascularization in Symptomatic and Increased-Stroke-Risk Asymptomatic Patients: The Carotid Revascularization PARADIGM All-Comer Prospective Academic Study”.

●	Presentation Date/Location/Time: Tuesday, November 1, in Room 209, Level 2 of the convention center at 9:32am EDT

●	Track: Interventional Innovation III: Early Feasibility and First in-Human Studies

●	Session III: Peripheral Vascular Disease Technologies II

There will also be a poster presentation by Adam Mazurek, MD, also from the Jagiellonian University Dept. of Cardiac & Vascular Diseases John Paul II Hospital in Krakow, Poland, who will present a poster (Abstract #796) titled “Highly Calcific Carotid Lesions Endovascular Revascularizaton Using a Novel Dual-layer Carotid Stent System CGuard™: Analysis from the PARADIGM Study”.

●	Presentation Date/Location/Time: Saturday, October 29, in Hall B, Lower Level of the convention center from 6:00-8:00pm ET

About PARADIGM

PARADIGM is an investigator-initiated Prospective evaluation of All-comer peRcutaneous cArotiD revascularization In symptomatic and increased-risk asymptomatic carotid artery stenosis, using CGuard™ Mesh-covered embolic prevention stent system. Dr. Musialek previously presented data from the PARADIGM study, which comprised 71 CGuard™ EPS procedures in unselected all-comer patients, at EuroPCR 2015. These data showed a 100% success rate for the CGuard System and the placement procedure. Additionally, there were no procedure-related complications during CGuard placement or at 30 days post procedure. Similarly, there were or major adverse cardiac or neurological events, as determined by operator-independent neurologist and non-invasive cardiologist evaluation, during CGuard placement or at the 30-day time point.

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About CGuard™ EPS

The CGuard™ EPS is designed to prevent peri-procedural and late embolization by trapping potential emboli against the arterial wall while maintaining excellent perfusion to the external carotid artery and branch vessels.

MicroNet™ is a bio-stable mesh woven from a single strand of 20 micron Polyethylene Terephthalate (PET).

CGuard™ EPS is CE Marked and not approved for sale in the U.S. by the U.S. Food and Drug Administration at this time.

Carotid stenosis is a narrowing of the carotid arteries, the major arteries that supply blood and oxygen to the brain. This narrowing results from a buildup of plaque inside the blood vessel and reduces blood flow to the brain. The presence of plaque in the blood vessel can also cause the development of blood clots, which may also reduce blood flow to the brain. In some cases, plaque may rupture or dislodge from the vessel wall and block smaller downstream arteries. Patients with carotid stenosis have an increased risk of stroke as a result of cerebral embolism and decreased blood flow to the brain.

Patients with symptomatic carotid stenosis are typically treated by placement of a stent inside the blood vessel in order to re-open the carotid artery and improve blood flow to the brain. InspireMD’s CGuardTM EPS uses the company’s patented MicroNet™ technology to provide the revascularization benefits of a stent with a mesh “safety net” that secures the plaque against the blood vessel’s arterial wall and thereby prevents plaque and other debris from flowing through the stent’s scaffold.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone:	1-888-776-6804 FREE

Email: craigs@inspiremd.com

Lazar Partners

David Carey

Investor Relations

Phone: (212) 867-1768

Email: dcarey@lazarpartners.com

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